    As filed with the Securities and Exchange Commission on August 23, 1996
                                                        Registration No. 333-
 =============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            -----------------------

                         OPTIKA IMAGING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                       84-1345326
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)



                    5755 MARK DABLING BOULEVARD, SUITE 100
                       COLORADO SPRINGS, COLORADO 80919
              (Address of principal executive offices) (Zip Code)

                           ------------------------

                              PRE 1992 STOCK PLAN
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------

                                MARK K. RUPORT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         OPTIKA IMAGING SYSTEMS, INC.
                    5755 MARK DABLING BOULEVARD, SUITE 100
                       COLORADO SPRINGS, COLORADO 80919
                                (719) 548-9800

         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                           Proposed         Proposed
          Title of                                                         Maximum           Maximum
         Securities                                   Amount               Offering         Aggregate        Amount of
           to be                                       to be                Price            Offering       Registration
         Registered                                Registered(1)          per Share(2)       Price(2)           Fee
- ----------------------------                     -----------------        ------------     ------------      ------------
  Options to purchase
  Common Stock:

  1994 Stock Option/Stock                           2,065,600                   N/A            N/A            N/A
  Issuance Plan:

  Pre 1992 Stock Plan                                 366,400                   N/A            N/A            N/A

  Common Stock, $0.001
  par value:

  1994 Stock Option/Stock                        2,065,600 shares              $5.81        $12,001,136       $4,138.32
  Issuance Plan

  Pre 1992 Stock Plan                              366,400 shares              $0.75        $   274,800       $   94.76

  Employee Stock Purchase                          250,000 shares              $5.81        $ 1,452,500       $  500.86
  Plan

  Aggregate Filing Fee                                                                                        $4,733.94
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Option/Stock Issuance Plan, the Pre 1992 Stock Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Optika Imaging Systems, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Optika Imaging Systems, Inc. on August 21, 1996, as reported by the Nasdaq National Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Optika Imaging Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-04309 on Form S-1, filed with the SEC on May 22, 1996, and the amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995; and

         (b) The Registrant's Registration Statement No. 00-111751 on Form 8-A filed with the SEC on May 22, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel
          --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Pursuant to the provisions of the Delaware General Corporation Law, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which provide that directors of the Registrant shall not be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of:
(i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Amended and Restated Certificate of Incorporation also authorizes the Registrant to indemnify its officers, directors and other agents by bylaws, agreements or otherwise, to the full extent permitted under Delaware law. The Registrant has entered into separate indemnification agreements with its executive officers and directors which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

  Number           Exhibit
  ------           -------
  4                Instruments Defining Rights of Stockholders.  Reference is
                   made to Registrant's Registration Statement No. 00-111751 on
                   Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
  5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1             Consent of Price Waterhouse LLP, Independent Accountants.
  23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
  24               Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
  99.1             Form of Incentive Stock Option Agreement under Pre 1992 Stock
                   Plan.
  99.2             1994 Stock Option/Stock Issuance Plan.
  99.3             Form of Notice of Grant of Stock Option.
  99.4             Form of Stock Option Agreement.
  99.5             Form of Addendum to Stock Option Agreement (Limited Stock
                   Appreciation Right).
  99.6             Form of Addendum to Stock Option Agreement (Involuntary
                   Termination Following Change in Control).
  99.7             Form of Notice of Grant of Automatic Stock Option (Initial
                   Grant).
  99.8             Form of Notice of Grant of Automatic Stock Option (Annual
                   Grant).
  99.9             Form of Automatic Stock Option Agreement.
  99.10            Form of Stock Issuance Agreement.
  99.11            Form of Addendum to Stock Issuance Agreement. (Involuntary
                   Termination Following Change in Control.)
  99.12            Employee Stock Purchase Plan.
  99.13            Form of Enrollment/Change Form.
  99.14            Form of Stock Purchase Agreement.


Item 9.  Undertakings
         ------------

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        ---------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1994 Stock Option/Stock Issuance Plan, Pre 1992 Stock Plan and/or Employee Stock Purchase Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on this 23rd day of August, 1996.

                                      OPTIKA IMAGING SYSTEMS, INC.


                                      By: /s/Mark K. Ruport
                                      ------------------------------------------
                                            Mark K. Ruport
                                            President, Chief Executive Officer
                                            and Chairman of the Board


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Optika Imaging Systems, Inc., a Delaware corporation, do hereby constitute and appoint Mark K. Ruport and Steven M. Johnson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                              Date
- ---------                  -----                              ----

/s/Mark K. Ruport          President, Chief Executive         August 23, 1996
- -----------------          Officer and Chairman of
Mark K. Ruport             the Board
                           (Principal Executive Officer)

Signature                Title                             Date
- ---------                -----                             ----


/s/Steven M. Johnson         Vice President-Finance and    August 23, 1996
- --------------------         Administration, Chief
Steven M. Johnson            Financial Officer and
                             Secretary
                             (Principal Financial and
                             Accounting Officer)



/s/Paul Carter               Director                      August 23, 1996
- ------------------
Paul Carter



/s/Malcolm D. Thomson        Director                      August 23, 1996
- ---------------------
Malcolm D. Thomson



/s/Richard A. Bass           Director                      August 23, 1996
- ------------------
Richard A. Bass



/s/James E. Crawford III     Director                      August 23, 1996
- ------------------------
James E. Crawford III



/s/Robert L. Gett            Director                      August 23, 1996
- -----------------
Robert L. Gett



/s/Harry S. Gruner           Director                      August 23, 1996
- ------------------
Harry S. Gruner



/s/Graham O. King            Director                      August 23, 1996
- -----------------
Graham O. King

                                 EXHIBIT INDEX
                                 -------------



Number       Exhibit
- ------       -------

  4          Instruments Defining Rights of Stockholders.  Reference is
             made to Registrant's Registration Statement No. 00-111751 on
             Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
  5          Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1       Consent of Price Waterhouse LLP, Independent Accountants.
  23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
             Exhibit 5.
  24         Power of Attorney. Reference is made to page II-4 of this
             Registration Statement.
  99.1       Form of Incentive Stock Option Agreement under Pre 1992 Stock
             Plan.
  99.2       1994 Stock Option/Stock Issuance Plan.
  99.3       Form of Notice of Grant of Stock Option.
  99.4       Form of Stock Option Agreement.
  99.5       Form of Addendum to Stock Option Agreement (Limited Stock
             Appreciation Right).
  99.6       Form of Addendum to Stock Option Agreement (Involuntary
             Termination Following Change in Control).
  99.7       Form of Notice of Grant of Automatic Stock Option (Initial
             Grant).
  99.8       Form of Notice of Grant of Automatic Stock Option (Annual
             Grant).
  99.9       Form of Automatic Stock Option Agreement.
  99.10      Form of Stock Issuance Agreement.
  99.11      Form of Addendum to Stock Issuance Agreement. (Involuntary
             Termination Following Change in Control.)
  99.12      Employee Stock Purchase Plan.
  99.13      Form of Enrollment/Change Form.
  99.14      Form of Stock Purchase Agreement.